UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Filed by a Party other than the Registrant   ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-l2

Zynerba Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ZYNERBA PHARMACEUTICALS, INC.
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2022
April 25, 2022
The 2022 Annual Meeting of Stockholders of Zynerba Pharmaceuticals, Inc. (the “Annual Meeting”) will be held via webcast on Tuesday, June 14, 2022 at 8:00 a.m. Eastern Daylight Time, for the following purposes:
1.
To elect seven nominees named in this Proxy Statement as directors, each to hold office until the 2023 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.
To approve, on an advisory basis, the compensation of our named executive officers; and

4.
To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record of Zynerba Pharmaceuticals, Inc. common stock at the close of business on April 18, 2022 are entitled to vote at the meeting and any postponements or adjournments of the meeting.
You are cordially invited to attend our Annual Meeting via webcast on Tuesday, June 14, 2022 at 8:00 a.m. Eastern Daylight Time. The Annual Meeting will be a virtual meeting conducted solely online via live webcast communication. This means that you will be able to participate in the Annual Meeting, ask questions and vote during the Annual Meeting via live webcast by visiting https://web.lumiagm.com/236626312, password: zyne2022. There will be no impact on stockholders’ ability to provide their proxy by using the Internet, telephone or by completing, signing, dating and returning the proxy card or voting instruction card, each as explained below under the heading “Voting Methods.” Please retain your control number, which can be found on your notice of the Annual Meeting, on your proxy card or on the instructions that accompanied your proxy materials as such control number will be necessary to facilitate your participation in our virtual meeting. As always, we encourage you to vote your shares prior to the meeting.
By Order of the Board of Directors

Armando Anido
Chief Executive Officer and Chairman of the Board of Directors
April 25, 2022
Important Notice Regarding Availability of Proxy Materials for the Annual Meeting:   Our Annual Report and Proxy Statement are available at http://www.astproxyportal.com/ast/20275/.
Your vote is important.   Please vote as promptly as possible electronically via the phone or Internet or by completing, signing, dating and returning the proxy card or voting instruction card.

2022 PROXY STATEMENT SUMMARY
Here are highlights of important information you will find in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
ANNUAL MEETING OF STOCKHOLDERS
Date:	June 14, 2022
Time:	8:00 a.m. Eastern Time
Location:	The meeting can be accessed by visiting https://web.lumiagm.com/236626312, where you will be able to attend the meeting live via webcast, submit questions and vote online. There will be no physical location for stockholders to attend.
Record Date:	April 18, 2022
Number of Common Shares Eligible to Vote as of the Record Date:	43,621,453
VOTING MATTERS
		Board Recommendation	Page Reference (for more detail)
Proposal 1:	Elect Seven Directors	☒ FOR EACH NOMINEE	30
Proposal 2:	Ratify the appointment of KPMG LLP as Independent Registered Public Accounting Firm for the 2022 Fiscal Year	☒ FOR	31
Proposal 3:	Approve, on an advisory basis, the compensation of our named executive officers	☒ FOR	32

OUR DIRECTOR NOMINEES
You are being asked to vote on these seven directors. All directors are currently elected annually by a plurality of votes cast. Detailed information about each director’s background and areas of expertise can be found beginning on page 6.
				Committee Membership
Name	Age	Director Since	Principal Occupation	AC	CC	NCGC
Armando Anido	64	2014	Chairman & Chief Executive Officer of Zynerba Pharmaceuticals, Inc.
John Butler	57	2018	President and Chief Executive Officer of Akebia Therapeutics, Inc.
Warren D. Cooper, MB, BS, BSc, MFPM†	69	2015	Partner & Chief Medical Officer of Healthcare Royalty Partners
William J. Federici	62	2015	Retired Senior Vice President and Chief Financial Officer of West Pharmaceutical Services, Inc.
Daniel L. Kisner, MD	75	2015	Independent Consultant
Kenneth I. Moch	67	2015	Independent Consultant
Pamela Stephenson	54	2019	Chief Commercial Officer of Albireo Pharma, Inc.

AC
Audit Committee

CC
Compensation Committee

NCGC
Nominating and Corporate Governance Committee

/
Committee Member

/
Chair of the Committee

†
Lead Independent Director

CORPORATE GOVERNANCE SUMMARY FACTS
The following table summarizes our current Board structure and key elements of our corporate governance framework:
Size of Board (set by the Board)	7
Number of Independent Directors	6
Lead Independent Director	Yes
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Annual Director Elections	Yes
Voting Standard for Election of Directors	Plurality
Diversity of Board background, experience and skills	Yes

RECENT CORPORATE HIGHLIGHTS
•
In September 2021, we announced that we had initiated our RECONNECT (A Randomized, Double-Blind, Placebo-Controlled, Multiple-Center, Efficacy and Safety Study of ZYN002 Administered as a Transdermal Gel to Children and Adolescents with Fragile X Syndrome) trial, a pivotal, multi-national, confirmatory Phase 3 trial of Zygel in patients with FXS. The trial is designed to confirm the positive results observed in a population of responders in our CONNECT-FX trial. Top-line results for the RECONNECT trial are expected in the second half of 2023.

•
In February 2022, the European Commission granted orphan drug designation to cannabidiol, the active ingredient in Zygel, for the treatment of FXS. As previously announced, the Company believes, based on the scientific advice of the European Medicines Agency, that the successful completion of the current development program for Zygel in FXS will satisfy the requirements of a marketing authorization application in the European Union.

•
In 2021, we received guidance from the FDA that included an agreement on utilizing the irritability subscale of the ABC-C as the primary endpoint to support an indication for the treatment of irritability in ASD. This is the same endpoint that was utilized in the BRIGHT trial and the same primary endpoint utilized in the pivotal trials for the two existing FDA approved treatments for ASD. We plan to advance our clinical program in ASD with two Phase 3 trials, the first of which is expected to start in the second half of 2022. We are finalizing the Phase 3 trial protocol and will submit an Investigational New Drug, or IND, application to the FDA prior to commencing the pivotal program.

•
In February 2022, we announced that we have completed enrollment of the INSPIRE trial, consisting of 20 patients (ages 4 through 15), and we expect to have top-line data by mid-year 2022. We plan to move forward in 22q as an orphan designated indication, subject to results from the INSPIRE trial and subsequent discussion with the FDA on the regulatory path forward.

ZYNERBA PHARMACEUTICALS, INC.
80 W. Lancaster Avenue, Suite 300
Devon, PA 19333

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 14, 2022

This Proxy Statement, along with a proxy card,
is being made available to our stockholders on or about April 25, 2022
GENERAL INFORMATION
We have made these proxy materials available to you in connection with the solicitation by the Board of Directors (our “Board” or the “Board of Directors”) of Zynerba Pharmaceuticals, Inc. of proxies to be voted at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held via webcast on Tuesday, June 14, 2022 at 8:00 a.m. Eastern Daylight Time and any adjournments or postponements thereof. References in this Proxy Statement to the “Company,” “we,” “our,” and “us” are to Zynerba Pharmaceuticals, Inc.
The Annual Meeting will be a virtual meeting conducted solely online via live webcast communication. This means that you will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting https://web.lumiagm.com/236626312, Password zyne2022. Any change to the date or location of the meeting will be announced via press release, a copy of which will be available on EDGAR and on our website at www.zynerba.com. Stockholders may provide their proxy by using the Internet, telephone or by completing, signing, dating and returning the proxy card or voting instruction card, each as explained below under the heading “Voting Methods.” Please retain your control number, which can be found on your notice of the Annual Meeting, on your proxy card or on the instructions that accompanied your proxy materials as such control number will be necessary to facilitate your participation in our virtual meeting. As always, we encourage you to vote your shares prior to the meeting.
Stockholders Entitled to Vote
Holders of shares of our common stock, our only class of issued and outstanding voting securities, at the close of business on April 18, 2022 (the “Record Date”) are entitled to vote on the proposals presented at the Annual Meeting. As of April 18, 2022, 43,621,453 shares of our common stock were issued and outstanding. Each share is entitled to one vote on each matter properly brought to the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for virtual examination by any stockholder for a purpose related to the Annual Meeting by contacting our Corporate Secretary, Albert P. Parker, for a period of at least 10 days preceding the date of the Annual Meeting.
Quorum
The presence, in person (virtually) or by proxy, of the holders of forty-five percent (45%) of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting, or 19,629,657 shares, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you virtually attend the Annual Meeting and vote online.
The Annual Meeting may be adjourned or postponed from time to time and at any reconvened meeting, action with respect to the matters specified in this Proxy Statement may be taken without further notice to stockholders except as required by applicable law or our charter documents.
Stockholders of Record
You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC. As a stockholder of record, you have the right to grant your voting proxy directly to the proxy holders designated by the Company or to vote online at the Annual Meeting. If you are a stockholder of record of your shares, and you do not vote by proxy card, by telephone, via the internet or while virtually attending the Annual Meeting, your shares will not be voted at the Annual Meeting.
Shares Held in Street Name
You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker, trust or other similar organization, and that organization is considered the stockholder of record. If this is the case, you will receive a separate voting instruction form with this Proxy Statement from such organization. As the beneficial owner, you have the right to direct your bank, broker, trustee, or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote, which is referred to herein as a broker non-vote, as further described below under the heading “Broker Non-Votes.”
Please note that if your shares are held of record by a broker, bank, trustee or other nominee, you may not attend the Annual Meeting online nor vote your shares online at the Annual Meeting unless you first obtain a proxy issued in your name from your broker, bank, trustee, or other nominee reflecting the number of shares of Company common stock you held as of the record date, your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; or (2) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern Time on June 7, 2022.
Broker Non-Votes
Broker non-votes are shares held by brokers, banks, trustees or other nominees who are present in person (virtually) or represented by proxy, but which are not voted on a particular matter because the brokers, banks, trustees, or other nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The routine matters to be considered at the Annual Meeting include the ratification of the appointment of the Company’s independent registered public accounting firm. The proposals for (i) the election of our director nominees and (ii) the advisory vote on our executive compensation (“say-on-pay”) at the Annual Meeting are all considered to be a non-routine matters. As a result, if you do not provide your broker, bank, trustee, or other nominee with voting instructions on non-routine matters, your shares will not be voted on any non-routine proposal.

Voting Matters
Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Proposal 1 – Election of Seven Directors	Plurality of votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Proposal 2 – Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the 2022 Fiscal Year	Majority of shares present and entitled to vote on the proposal in person (virtually) or represented by proxy	Abstentions and broker non-votes will have the effect of negative votes.	Yes
Proposal 3 – To approve, on an advisory basis, the compensation of our named executive officers.	Majority of shares present and entitled to vote on the proposal in person (virtually) or represented by proxy	Abstentions and votes withheld will have the same effect as a negative vote. Broker non-votes will not be taken into account in determining the outcome of the proposal.	No
In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of Proposals 1 through 3.
We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have discretion to vote on those matters for you.
Voting Methods
You may vote online while virtually attending the Annual Meeting or you may cast your vote in any of the following ways:

Mailing your signed proxy card or voter instruction card.	Using the Internet at www.voteproxy.com.	Calling toll-free from the United States, U.S. territories and Canada to 1-800-776-9437.
Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by internet, telephone, or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting. If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee, or other nominee.
If you are a stockholder of record, you may revoke your proxy: (i) by written notice of revocation mailed to and received by the Secretary of the Company prior to the date of the Annual Meeting; (ii) by voting again via the Internet or by telephone at a later time; (iii) by executing and delivering to the Corporate Secretary of the Company a proxy dated as of a later date than a previously executed and delivered proxy; or (iv) by virtually attending the Annual Meeting and voting online during the meeting. Attendance at the Annual Meeting will not, without further action, revoke a proxy.
If your shares are held by a broker, bank, trustee, or other nominee, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee; or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by virtually attending the Annual Meeting and voting online.
We pay the costs of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
The following sets forth information regarding our directors and executive officers as of April 25, 2022:
			Committee Membership
Name, Age	Age	Position	AC	CC	NCGC
Armando Anido	64	Chairman of the Board and CEO
Terri B. Sebree	64	President
James E. Fickenscher	58	CFO and VP, Corporate Development
Albert P. Parker	56	Chief Legal Officer and Corporate Secretary
Brian Rosenberger	53	VP, Commercial and Business Development
John P. Butler	57	Director
Warren D. Cooper, MB, BS, BSc, MFPM†	69	Director
William J. Federici	62	Director
Daniel L. Kisner, MD	75	Director
Kenneth I. Moch	67	Director
Pamela Stephenson	54	Director

AC
Audit Committee

CC
Compensation Committee

NCGC
Nominating and Corporate Governance Committee

/
Committee Member

/
Chair of the Committee

†
Lead Independent Director

Armando Anido
Age: 64 Chairman and Chief Executive Officer Since: 2014	Committee Memberships: N/A	Other Public Directorships: Altamira Therapeutics Ltd.; SCYNEXIS, Inc.
Armando Anido has served as chairman of our Board and as our chief executive officer since October 2014. Prior to joining our company, Mr. Anido served as our business consultant from May 2014 to October 2014. Mr. Anido has more than 40 years of executive, operational and commercial leadership experience in the pharmaceutical industry. Mr. Anido served as chief executive officer and as a director of NuPathe, Inc. (“NuPathe”), a publicly-traded specialty pharmaceutical company, from July 2012 through March 2014, during which time he led the company through U.S. Food and Drug Administration (“FDA”) approval of its lead product Zecuity®, a transdermal patch for migraines. Prior to joining NuPathe, Mr. Anido served as chief executive officer and president and as a director of Auxilium Pharmaceuticals, Inc. (“Auxilium”), a specialty pharmaceutical company, from July 2006 through December 2011, where he led the company in its commercialization of its lead product, Testim®, a testosterone gel. Additionally, Mr. Anido led the company through the FDA approval and commercialization of Xiaflex®, an injectable collagenase for Dupuytren’s Contracture. Mr. Anido currently serves as a director of Altamira Therapeutics (formerly Auris Medical), a pharmaceutical company, and has held such position since April 2016, and as a director of Scynexis, Inc. a pharmaceutical company, and has held such position since January 2019. He formerly served as a director of Aviragen Therapeutics, a pharmaceutical company, from October 2015 to March 2018, Respira Therapeutics, Inc., a pharmaceutical company, from May 2012 through September 2014, and Adolor Corporation, a pharmaceutical company, from September 2003 through December 2011. Mr. Anido holds a B.S. in Pharmacy and an MBA, both from West Virginia University.
Skills and Qualifications: With more than 40 years of experience in the pharmaceutical industry, Mr. Anido brings valuable executive, operational and commercial expertise to our Board.
Terri B. Sebree
Age: 64 President Officer Since: 2014	Other Public Directorships: None
Terri B. Sebree has served as our president since October 2014, and served as our treasurer from October 2014 to December 2014. Prior to joining our company, Ms. Sebree served as our business consultant from May 2014 to October 2014. Ms. Sebree has more than 35 years of executive, development and operational experience in the pharmaceutical industry, particularly in central nervous system product development including epilepsy and pain. Ms. Sebree founded and served as president of NuPathe, a specialty pharmaceutical company, from February 2005 until April 2014, where she led the effort to develop, achieve regulatory approval for and complete manufacturing of the company’s lead product, Zecuity, a transdermal patch for migraines. Prior to founding NuPathe, Ms. Sebree served as senior vice president, development of Auxilium, a specialty pharmaceutical company, where she led the development and approval program of Testim, a testosterone gel. Prior to joining Auxilium, Ms. Sebree served as executive vice president, U.S. Operations at IBAH, Inc., a contract research organization. Prior to that, Ms. Sebree served in a variety of management roles with Abbott Laboratories Inc., a global healthcare company, for over nine years. Ms. Sebree currently serves on the board of directors of Serodus ASA, a private Scandinavian pharmaceutical company. Ms. Sebree holds a B.S. from Texas A&M University.

James E. Fickenscher
Age: 58 CFO and VP, Corporate Development Officer Since: 2016	Other Public Directorships: None
James E. Fickenscher has served as our chief financial officer, vice president corporate development since September 2016. Mr. Fickenscher has more than 30 years of financial, business development and executive leadership experience in the pharmaceutical industry. Prior to joining our company, he served as the senior vice president, chief financial officer of Antares Pharma, Inc., a specialty pharmaceutical company, from November 2014 to September 2016. Previously, Mr. Fickenscher served as chief financial officer of Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company, from May 2005 until August 2014. From January 2000 until April 2004, Mr. Fickenscher served as senior vice president chief financial officer of Aventis Behring L.L.C., a wholly owned subsidiary of Aventis, predecessor to Sanofi S.A. Mr. Fickenscher joined Aventis Behring L.L.C. in 1995 as vice president, business development and strategic planning and, from that time until 2000, also held the positions of general manager, Japan and vice president & general manager, Hemophilia Business Unit. Throughout his tenure at Aventis Behring L.L.C, he was also responsible for strategic planning. Prior to Aventis Behring L.L.C., Mr. Fickenscher worked at Rhone-Poulenc Rorer, predecessor to Sanofi S.A., in its Collegeville, PA and Paris, France offices and at Deloitte & Touche LLP. Mr. Fickenscher received his B.S. at Bloomsburg University of Pennsylvania. He is a member of the American Institute of Certified Public Accountants.
Albert P. Parker
Age: 56 Chief Legal Officer and Corporate Secretary Officer Since: 2022	Other Public Directorships: None
Albert P. Parker has served as our Chief Legal Officer since February 2022. Mr. Parker is an accomplished business and legal executive with more than 25 years of experience in highly regulated industries, including pharmaceuticals, biotech, and medical diagnostics. He has developed deep operating and legal expertise in various C-suite roles for publicly traded healthcare companies and has a proven track record of successfully managing corporate operations and leading legal and compliance teams on a global scale. Prior to Zynerba, Mr. Parker served as Chief Operating Officer and Corporate Secretary for Oncocyte Corporation, a Nasdaq-listed molecular diagnostics company where he led significant M&A and other transactions and had overall P&L responsibility for corporate and lab operations and G&A departments including Legal, HR, IT, and Facilities. Additional roles over the course of his career include Executive VP, General Counsel and Corporate Secretary for Sunovion, a multinational pharma company, and Senior VP & Global Chief Counsel for Wyeth, a Fortune 100 biopharmaceutical company. A former partner at an AmLaw 250 law firm and founder of a healthcare boutique, Mr. Parker received his J.D. from the University of Pennsylvania Law School, and his B.A. in Economics from Penn State University.

Brian Rosenberger
Age: 53 VP, Commercial and Business Development Officer Since: 2017	Other Public Directorships: None
Brian Rosenberger has served as our vice president, commercial and business development, since January 2017. Over his career in the pharmaceutical industry, Mr. Rosenberger has held several leadership roles in marketing, sales, business development analytics and alliance management. Prior to joining our company, he was vice president, alliance & strategic portfolio management at Cipher Pharmaceuticals, a publicly-traded, Canadian-based dermatology company, from May 2015 to January 2017, where he managed the company’s global portfolio. From 2008 to April 2015, Mr. Rosenberger also held various roles of increasing responsibility at Auxilium Pharmaceuticals, a specialty biopharmaceutical company. In his last role as executive director, corporate development & licensing and alliance management he participated in several transformational M&A, licensing and co-promotion deals through and including Endo International’s acquisition of Auxilium in January 2015. Prior to joining Auxilium, Mr. Rosenberger held sales managerial positions at Neurocrine Biosciences during the initial commercial build-out of the organization and spent over a decade at GlaxoSmithKline in various U.S. and global commercial roles within specialty markets. Mr. Rosenberger received a B.A. double major in Political Science/Policy and Management Studies from Dickinson College in Carlisle, PA.
John P. Butler
Age: 57 Board Member Since: 2018	Committee Memberships: Compensation Committee, Member; Nominating and Governance Committee, Member	Other Public Directorships: Akebia Therapeutics, Inc.
John P. Butler has served as a member of our Board since April 2018. Mr. Butler has served as the president and chief executive officer and member of the board of directors of Akebia Therapeutics, Inc., a biopharmaceutical company, since September 2013 and July 2013, respectively where he has led the company through its initial public offering, multiple strategic partnering transactions, including its merger with Keryx Biopharmaceuticals, Inc. Previously Mr. Butler served as the chief executive officer of Inspiration Biopharmaceuticals, Inc., a biopharmaceutical company, that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012 prior to the successful sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013. From 1997 to 2011, Mr. Butler held various positions of increasing strategic importance at Genzyme Corporation, a biopharmaceutical company, most recently serving as president of the company’s rare genetic diseases business. Prior to his work at Genzyme, Mr. Butler held sales and marketing positions at Amgen and Hoffmann-La Roche. He was a member of the board of directors of Relypsa, Inc. from September 2013 to September 2016, and chairman of the board of directors of Keryx Biopharmaceuticals, Inc., a commercial stage company developing innovative products for people with renal disease, from December 2015 to September 2017. Mr. Butler received a B.A. in Chemistry from Manhattan College and an M.B.A. degree from Baruch College, City University of New York.
Skills and Qualifications: Mr. Butler brings significant operational and commercial experience in the biotechnology sector to our Board, including the development and commercialization of products for the treatment of rare and near rare diseases.

Warren D. Cooper, MB, BS, BSc, MFPM
Age: 69 Board Member Since: 2015	Committee Memberships: Audit Committee, Member; Nominating and Corporate Governance Committee, Member	Other Public Directorships: None
Warren D. Cooper, MB, BS, BSc, MFPM has served as a member of our Board since August 2015. Dr. Cooper is a U.K.-trained physician with more than 40 years of experience in the global pharmaceutical industry. Since January 2017, Dr. Cooper has served as chief medical officer and a partner of Healthcare Royalty Partners, a healthcare investment firm. Prior to joining Healthcare Royalty Partners in January 2017, Dr. Cooper served as the president of Coalescence Inc., a healthcare and pharmaceutical development consultancy, where he held various positions since 1999. Dr. Cooper was the chief executive officer of Prism Pharmaceuticals, Inc., a venture-backed, specialty pharmaceutical company that he led from inception in September 2004 until the sale of the company to Baxter International in May 2011. His career in the pharmaceutical industry began with Merck, Sharp and Dohme and spanned 12 years, initially as a clinical research physician in the United Kingdom, then as head of European and, subsequently, Worldwide Clinical Research Operations for Merck Research Laboratories across all therapeutic areas. Moving to AstraMerck (now AstraZeneca PLC, or “AstraZeneca”), in a broad clinical development role, he eventually led that company’s cardiovascular business division, a role with full business lifecycle leadership from in-licensing through development, to P&L responsibility for sales and marketing. Dr. Cooper is a member of the Faculty of Pharmaceutical Medicine of the Royal Colleges of Physicians of the United Kingdom. He has previously served on the boards of directors of Nutrition 21, Inc., Nuron Biotech Inc., Cardiorentis AG and the World Affairs Council of Philadelphia. Dr. Cooper holds a B.Sc. in Physiology, an M.B. and a B.S., each from the London Hospital, University of London.
Skills and Qualifications: With more than 40 years of experience in the global pharmaceutical industry, Dr. Cooper brings valuable expertise in pharmaceutical company leadership and clinical pharmaceutical research to our Board.
William J. Federici
Age: 62 Board Member Since: 2015	Committee Memberships: Audit Committee, Chair	Other Public Directorships: Stevanato Group S.P.A.
William J. Federici has served as a member of our Board since August 2015. Mr. Federici served as senior vice president and chief financial officer of West Pharmaceutical Services, Inc., a publicly traded global pharmaceutical technology company, from August 2003 until June 2018. Since 2021, Mr. Federici has served as a member of the board of directors and audit committee chair of Stevanato Group S.P.A., a NYSE-listed, public global provider of drug containment, drug delivery and diagnostic solutions to the biotechnology and life sciences industries. From June 2002 until August 2003, he was national industry director for Pharmaceuticals of KPMG LLP, and prior thereto, he was an audit partner with Arthur Andersen, LLP. Mr. Federici holds a B.A. in Economics and an M.B.A. in Professional Accounting from Rutgers University and is a Certified Public Accountant.
Skills and Qualifications: With his leadership experience in the global pharmaceutical and accounting industries, Mr. Federici brings valuable expertise in financial and audit-related matters to our Board.

Daniel L. Kisner, MD
Age: 75 Board Member Since: 2015	Committee Memberships: Compensation Committee, Chair	Other Public Directorships: Dynavax Technologies Corporation; Oncternal Therapeutics; and Histogen Inc.
Daniel L, Kisner, MD has served as a member of our Board since August 2015. Dr. Kisner has served as an independent consultant to the pharmaceutical/biotech industry since 2011. From 2003 until 2011 he served as a venture partner/partner at Aberdare Ventures, a venture firm with a focus on investing in healthcare technology companies. Prior to that he was president and chief executive officer of Caliper Technologies Corp. (“Caliper”) from 1999 until 2003, and served as chairman of Caliper until 2008. He led Caliper from a startup dealing with microfluidic lab-on-a-chip technology to a publicly traded commercial company. From 1991 until 1999, he served as chief operating officer and president of Isis Pharmaceuticals, Inc., a biomedical pharmaceutical company. Prior thereto, Dr. Kisner was division vice president of Pharmaceutical Development at Abbott Laboratories and vice president of Clinical Research at SmithKline Beckman Laboratories. In addition, he previously held a tenured position at the University of Texas School of Medicine at San Antonio and is certified by the American Board of Internal Medicine in Internal Medicine and Medical Oncology. Dr. Kisner served on the board of directors of Tekmira Pharmaceuticals from 2010 until March 2015 and Lpath Inc. from July 2012 until December 2016, and he currently serves on the boards of directors of Dynavax Technologies Corporation, Oncternal Therapeutics and Histogen Inc. Dr. Kisner holds a B.A. degree from Rutgers University and an M.D. from Georgetown University.
Skills and Qualifications: With more than 30 years of healthcare technology experience, Dr. Kisner brings valuable expertise in healthcare technology company leadership and investing, including prior experience in growing a research-stage company to a commercially successful, publicly-traded company, to our Board.

Kenneth I. Moch
Age: 67 Board Member Since: 2015	Committee Memberships: Audit Committee, Member; Compensation Committee, Member	Other Public Directorships: Gamida Cell, Ltd.
Kenneth I. Moch has served as a member of our Board since August 2015. Mr. Moch has more than 35 years of experience in managing and financing biomedical technologies, and has played a key role in building five life science companies. Mr. Moch currently serves as president of Euclidean Life Science Advisors, LLC, where he provides management and advisory services for early-stage biotechnology companies. From October 2016 until March 2020, Mr. Moch served as the president and chief executive officer of Cognition Therapeutics, Inc. He previously was a managing partner of The Salutramed Group, LLC, from September 2015 until October 2016, where he provided strategic and tactical counsel to the biotechnology and pharmaceutical industries. From April 2010 to April 2014, he served as president and chief executive officer, and as a director, of Chimerix, Inc., having joined the company as chief operating officer in June 2009. Previously, he was president and chief executive officer of three other life science companies — BioMedical Enterprises, Inc., Alteon, Inc., and Biocyte Corporation — and was a co-founder and vice president of The Liposome Company, Inc. He also served as managing director of Healthcare Investment Banking at ThinkEquity Partners and as a management consultant with McKinsey & Company. Mr. Moch has served as a director of Gamida Cell Ltd. (Nasdaq: GMDA), a biopharmaceutical company, since September 2016. In the public policy arena, Mr. Moch served for over 15 years as a member of the board of the Biotechnology Innovation Organization where he held numerous leadership roles in policy areas including capital formation, business development and regulatory policy, and most recently chaired BIO’s Bioethics Committee and co-chaired the Emerging Companies Section Strategy and Policy Committee. He also previously served as chairman of BioNJ, New Jersey’s biotechnology trade organization. He is a Faculty Affiliate of the Division of Medical Ethics, Department of Population Health at the NYU School of Medicine. Mr. Moch holds an A.B. in Biochemistry from Princeton University and an M.B.A. with emphasis in Finance and Marketing from the Stanford Graduate School of Business.
Skills and Qualifications: With more than 35 years of experience in the biomedical technology and pharmaceutical industries, Mr. Moch brings valuable expertise in biomedical technology company leadership and financing matters to our Board.

Pamela Stephenson
Age: 54 Board Member Since: 2019	Committee Memberships: Nominating and Corporate Governance Committee, Chair	Other Public Directorships: None
Pamela Stephenson was appointed as a member of our Board of Directors in February 2019. Ms. Stephenson has more than 20 years of experience leading the development and implementation of pharmaceutical marketing plans. Since March 2019, Ms. Stephenson has served as chief commercial officer for Albireo Pharma, Inc., a publicly traded biopharmaceutical company. Prior to that, she served as a vice president at Vertex Pharmaceuticals, Inc. (“Vertex”), a publicly traded global biotechnology company, from July 2008 to March 2019, where she was responsible for leading the global market access and pricing strategy for current and future products. Earlier in her tenure at Vertex, Ms. Stephenson led marketing and sales activities for the company’s hepatitis C and cystic fibrosis lines of business, and oversaw the U.S. launches of Incivek® (telaprevir) and Orkambi® (lumacaftor/ivacaftor). Prior to Vertex, Ms. Stephenson held roles of increasing strategic importance at Pfizer Inc., a publicly traded global pharmaceutical company, from October 1998 to June 2008. Ms. Stephenson received her B.A. from Brown University and M.P.H. from the Boston University School of Public Health.
Skills and Qualifications: With her extensive experience in the commercialization and marketing of pharmaceutical products, including for the treatment of rare and near rare diseases, Ms. Stephenson brings valuable expertise in commercial planning, market development, product launch and market access to our Board.
Director Skills and Experience
Our Board selected the directors based on their diverse skills, qualifications, backgrounds and expertise, which the Board believes will contribute to effective oversight of the Company. The chart below depicts the current skills, qualifications, and expertise represented on our Board.
Director Skills and Experience
	Anido	Butler	Cooper	Federici	Kisner	Moch	Stephenson
Pharmaceutical Industry	✓	✓	✓	✓	✓	✓	✓
Executive Leadership	✓	✓	✓	✓	✓	✓	✓
Finance & Accounting	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓
Executive Compensation	✓	✓			✓	✓
Regulatory Risk Management	✓	✓	✓	✓	✓	✓	✓
Commercialization/Sales & Marketing	✓	✓			✓	✓	✓
Corporate Strategy & Business Development	✓	✓	✓	✓	✓	✓	✓
Partnering/Mergers & Acquisitions	✓	✓	✓	✓	✓	✓	✓
Board Diversity and Composition
Board diversity and inclusion is critical to the success of the Company. While we do not have a formal policy on Board diversity, the Board is committed to building a Board that consists of the optimal mix of skills, expertise, and diversity capable of effectively overseeing the execution of our business and meeting the Company’s evolving needs, with diversity reflecting gender, age, race, ethnicity, background, professional experience and perspectives. The Nominating and Corporate Governance Committee considers the value of diversity on the Board in evaluating director nominees. Accordingly, the Nominating and Corporate Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.
As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view. The recently adopted listing requirements of Nasdaq require each listed company to have, or explain why it does not have, two diverse directors on the board, including at least one diverse director who self-identifies as female and at least one diverse director who self-identifies as an underrepresented minority or LGBTQ+ or, for smaller reporting companies, two diverse directors who self-identify as female. Our current board composition is in compliance with this requirement. The matrix below provides certain highlights of the composition of our Board members based on self-identification. Each of the categories listed in the matrix below has the meaning as it is used in Nasdaq Listing Rule 5605(f).
Board Diversity Matrix (As of April 25, 2022)
Total Number of Directors	7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
No Family Relationships
There are no family relationships between any of our officers and directors.
Corporate Governance Guidelines
Our corporate governance guidelines are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, succession planning and the annual evaluations of our Board and its committees. Our corporate governance guidelines are reviewed at least annually by the Nominating and Corporate Governance Committee and amended by our Board when appropriate. The full text of our corporate governance guidelines is available on our website at www.zynerba.com.
Code of Business Conduct and Ethics
Our Board adopted a Code of Business Conduct and Ethics applicable to all of our employees, executive officers and directors. The Code of Business Conduct and Ethics covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information, compliance with legal and regulatory requirements and commitments to environmental and social issues. The Code of Business Conduct and Ethics is available on our website at www.zynerba.com.
Our Board is responsible for overseeing the Code of Business Conduct and Ethics, and our Board or an appropriate committee thereof must approve any waivers of the Code of Business Conduct and Ethics for employees, executive officers or directors. Our Code of Conduct and Business Ethics is reviewed at least annually by the Audit Committee and amended by our Board when appropriate. Any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website.
Hedging and Pledging Policies
Our Board has adopted an Insider Trading Policy that prohibits all of our officers, directors and employees from engaging in any speculative transaction designed to decrease risks associated with holding our securities, including hedging or similar transactions. Our Insider Trading Policy also prohibits any pledging of our securities as collateral for loans and holding our securities in margin accounts.
Our Board
Our Board currently consists of seven members. Pursuant to our Bylaws, the number of directors on our Board is established by our Board. There were no changes to our Board membership or number of directors during 2021.
During 2021, our Board met nine times. Each director attended at least 75% of the total Board meetings and meetings of committees on which he or she served. Although we do not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we strongly encourage all directors to attend. Each director attended our 2021 Annual Meeting.
Our Board observes all applicable criteria for independence established by the Nasdaq Stock Market Rules and other governing laws and applicable regulations. No director will be deemed to be independent unless our Board determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that all of our directors with the exception of Mr. Anido are independent as defined under the Nasdaq Stock Market Rules. Our Board has also determined that: (i) Messrs. Federici and Moch and Dr. Cooper, who comprise our Audit Committee; (ii) Messrs. Moch and Butler and Dr. Kisner, who comprise our Compensation Committee; and (iii) Dr. Cooper, Mr. Butler and Ms. Stephenson, who comprise our Nominating and Corporate Governance Committee, each satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and the Nasdaq Stock Market Rules.
Our Board believes its members collectively have the diversified experience, qualifications, attributes, perspectives and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.
There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.
Board Leadership Structure
Mr. Anido currently serves as both chief executive officer and chairman of the Board. The Board does not have a formal policy on whether the roles of chief executive officer and chairman of the Board should be separate, but believes at this time that the Company and its stockholders are best served by its current leadership structure. Combining the roles of chief executive officer and chairman of the Board fosters accountability, effective decision-making and alignment between interests of the Board and management.
Dr. Cooper serves as our Lead Independent Director and presides over regularly scheduled meetings at which only our independent directors are present, serves as liaison between the chairman of the Board and the independent directors, assists the Compensation Committee in the evaluation of the performance of the CEO, coordinates the retention of consultants to the Board, approves meeting agendas and schedules for the Board and performs such additional duties as the Board may determine and delegate. Our Board believes that this structure provides an environment in which the independent directors are fully informed, have significant input into the content of Board meetings, and are able to provide objective and thoughtful oversight of management. Our Board intends to evaluate from time to time whether our chief executive officer and chairman of the Board positions should remain combined based on what our Board determines is best for the Company and its stockholders.
While certain members of the Board may participate on the boards of directors of other public companies, we monitor such participation to ensure it is not excessive and does not interfere with their duties to us.

Board Committees
Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a charter that was approved by our Board and is available on our website, www.zynerba.com, under the “Investor Relations” section.
Audit Committee
Our Audit Committee consists of Messrs. Federici and Moch and Dr. Cooper, and is chaired by Mr. Federici. The primary purpose of our Audit Committee is to assist the Board in the oversight of our accounting and financial reporting processes, the audit and integrity of our financial statements, and the qualifications and independence of our independent auditor, and to prepare any reports required of the Audit Committee under the rules of the SEC. The Audit Committee is responsible for, among other things:
•
hiring our independent registered public accounting firm and pre-approving the audit and permitted non-audit and tax services to be performed by our independent registered public accounting firm;

•
reviewing and approving the planned scope of the annual audit and reviewing the results of the annual audit;

•
reviewing the significant accounting and reporting principles to understand their impact on our financial statements;

•
reviewing with management, our independent registered public accounting firm and legal counsel, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;

•
establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

•
reviewing with management and our independent auditors any correspondence with legal, accounting or tax regulators or government agencies regarding any employee complaints or published reports which raise material issues regarding our financial statements;

•
reviewing our policies and procedures with respect to data privacy and security and other cybersecurity measures employed by us in the conduct of our business;

•
recommending to our Board a Code of Business Conduct and Ethics, and periodically reviewing and recommending appropriate changes thereto;

•
reviewing, approving, ratifying, prohibiting or monitoring, as applicable, related-party transactions in accordance with our related party transactions policy and in accordance with applicable law and SEC and Nasdaq rules and regulations; and

•
reviewing and evaluating, at least annually, our Audit Committee’s charter.

Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee. Our Board has determined that all members of the Audit Committee are deemed “independent” and financially literate under the applicable rules and regulations of the SEC and Nasdaq, and that each member qualifies as an “audit committee financial expert” within the meaning of SEC regulations. In 2021, the Audit Committee met five times.
Compensation Committee
Our Compensation Committee consists of Dr. Kisner and Messrs. Butler and Moch, and is chaired by Dr. Kisner. The primary purpose of our Compensation Committee is to review the performance and development of our management in achieving corporate goals and objectives and to assure that our executive officers are compensated effectively in a manner consistent with the strategy of our company, competitive practice, sound corporate governance guidelines and stockholder interests. In carrying out these responsibilities, this committee oversees, reviews and administers all of our executive compensation, equity and benefit plans and programs. The Compensation Committee is responsible for, among other things:

•
reviewing and approving the corporate goals and objectives relevant to executive compensation, evaluating performance in light of those goals and objectives and reviewing and recommending cash and equity compensation for our chief executive officer to our Board and setting the compensation for our other executive officers;

•
reviewing and recommending the terms of employment agreements and other employment-related arrangements with our executive officers;

•
reviewing the results of the most recent stockholder advisory vote on executive compensation as required by Section 14A of the Exchange Act;

•
reviewing and approving our compensation strategy for our management and employees;

•
reviewing and recommending to our Board the compensation of our directors;

•
administering our equity compensation plan and benefits plans and approving the grant of equity awards to our employees and directors under these plans;

•
overseeing and periodically reviewing the operation of all of our employee benefit plans;

•
when required, reviewing and discussing with management our Compensation Discussion and Analysis and recommending to the full Board its inclusion in our periodic reports and proxy statement to be filed with the SEC;

•
when required, preparing the report of the Compensation Committee to be included in our annual proxy statement;

•
engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and

•
reviewing and evaluating, at least annually, our Compensation Committee’s charter.

Pursuant to its charter, our Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation and it is the practice of our Compensation Committee to perform an annual competitive compensation analysis of the Company’s overall compensation practices. As a part of determining compensation for our executive officers and directors, our Compensation Committee engaged Arnosti Consulting, Inc. (“Arnosti Consulting”), an independent compensation consultant. At the request of our Compensation Committee, Arnosti Consulting provided analysis and recommendations regarding:
•
trends and emerging topics with respect to executive and director compensation;

•
peer group selection for executive and director compensation benchmarking;

•
compensation practices of our peer group;

•
compensation recommendations for our executives, directors and other employees; and

•
equity compensation metrics.

Our Compensation Committee took into account the recommendations of Arnosti Consulting and utilized information, including industry peer group data, in evaluating, recommending and determining cash compensation levels and equity compensation awards.
Arnosti Consulting provides no services to us other than its advice to our Compensation Committee on the executive and director compensation matters described above. Our Compensation Committee determined Arnosti Consulting to be independent under the Nasdaq and SEC regulations. Our Board has determined that all members of our Compensation Committee are deemed “independent” under the listing standards of Nasdaq, and they are “nonemployee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In 2021, the Compensation Committee met four times.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Ms. Stephenson, Dr. Cooper, and Mr. Butler, and is chaired by Ms. Stephenson. The primary purpose of our Nominating and Corporate

Governance Committee is to assist our Board by identifying individuals qualified to become members of our Board, recommending a slate of nominees to be proposed by our Board to stockholders for election to our Board, ensuring that the Board has the appropriate mix of skills and experience, developing and recommending corporate governance principles and guidelines of our company and monitoring compliance therewith, and recommending directors to serve on the committees of our Board. The Nominating and Corporate Governance Committee is responsible for, among other things:
•
assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to our Board;

•
reviewing developments in corporate governance practices and recommending changes to the governance guidelines applicable to our Board;

•
reviewing independence of our Board;

•
evaluating and making recommendations as to the size and composition of the Board;

•
recommending members for each of our committees of the Board;

•
determining qualifications for service on our Board;

•
reviewing the adequacy of our certificate of incorporation and bylaws and recommending to our Board, as conditions dictate, amendments thereto for consideration by our Board and, when applicable, by our stockholders; and

•
reviewing and evaluating, at least annually, our Nominating and Corporate Governance Committee’s charter.

Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent under the listing standards of Nasdaq. In 2021, the Nominating and Corporate Governance Committee met four times.
Board Evaluations
Each year the members of our Board and each Board committee conduct a confidential assessment of their performance. This process is coordinated by our Nominating and Corporate Governance Committee which considers the appropriate approach and approves the form of evaluation on an annual basis. The process for director performance assessments currently includes one on one interviews between the Chair of the Nominating and Governance Committee and each director and member of senior management regarding a range of topics related the contributions and performance of the Board and its committees. Upon completion of this process, the Chair of the Nominating and Corporate Governance Committee provides a comprehensive overview of feedback from these discussions to the full Board.
As a direct result of the Board evaluation process, in 2020 the Board implemented enhanced Company reporting to the Board with respect to strategic planning and competitive insight, improvements to Board processes and procedures and an in-depth examination of Board and committee composition in connection with succession planning and efforts to optimize the diverse backgrounds and skills of our directors.
Role of the Board in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. Our Audit Committee oversees management of enterprise risks and financial risks, cybersecurity and data protection risks, as well as potential conflicts of interests. Our Compensation Committee is responsible for overseeing management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Nominating and Corporate Governance Committee is responsible for overseeing management of risks associated with the independence of our Board. Pursuant to our Board’s instruction, our management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Executive Sessions
Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times they deem necessary. Our Board’s policy is to hold executive sessions both with and without the presence of management. Our Board committees also generally meet in executive session at the end of each regularly scheduled committee meeting.
Consideration of Director Nominees
General. In evaluating nominees for membership on our Board, our Nominating and Corporate Governance Committee applies our Board membership criteria set forth in our Corporate Governance Guidelines. Under these criteria, the Committee takes into account many factors, including an individual’s business experience and skills, as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and ability to represent the best interests of the Company’s stockholders. In addition, the Nominating and Corporate Governance Committee will also consider the ability of the nominee to commit sufficient time and attention to the activities of our Board, as well as the absence of any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. While our Board does not have a formal policy with respect to diversity of nominees, it recognizes the importance of diversity to the successful functioning of the Board. Our Nominating and Corporate Governance Committee considers Board membership criteria as a whole and seeks to achieve diversity on our Board, including on the basis of life and business experience, skills, viewpoint, gender and ethnicity. Our seven-member board currently includes two members who self-identify as diverse (one female director and one director who is Hispanic). For information concerning the diversity of our Board, see “Board Diversity and Composition” above in this Proxy Statement. Our Board is responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.
Our Nominating and Corporate Governance Committee and Board regularly assess the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential nominees who may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. Each potential nominee brought to the attention of the Committee, regardless of who recommended such potential nominee, is considered on the basis of the criteria set forth in our Corporate Governance Guidelines.
Stockholder Nominees. The Nominating and Corporate Governance Committee will review any candidates for director recommended by a stockholder of record who is entitled to vote at the Annual Meeting and who satisfies the notice, information and consent provisions set forth in the Bylaws. Our Board will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. For information concerning stockholder proposals, see “Stockholder Proposals or Nominations for 2022 Annual Meeting” below in this Proxy Statement.
Communications with the Board of Directors
Stockholders wishing to formally communicate with our Board, any Board committee, the independent directors as a group or any individual director may send communications directly to the Company at 80 W. Lancaster Avenue, Suite 300, Devon, PA 19333, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or has served during the last completed year, on the board of directors, compensation committee or other committee serving an equivalent function, of any other entity that has one or more officers serving as a member of our Board or Compensation Committee.
Policies and Procedures for Related Party Transactions
Pursuant to the related party transactions policy adopted by our Board, we review all transactions with a dollar value in excess of $120,000 involving us in which any of our directors, director nominees, significant stockholders and executive officers and their immediate family members will be participants, to determine whether such person has a direct or indirect material interest in the transaction. All directors and executive officers are required to promptly notify our chief financial officer of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction will then be reviewed by the Audit Committee to determine whether the proposed transaction is a related party transaction under our policy. In reviewing any related party transaction, the Audit Committee will determine whether or not to approve or ratify the transaction based on all relevant facts and circumstances, including the following:
•
the materiality and character of the related person’s interest in the transaction;

•
the commercial reasonableness of the terms of the transaction;

•
the benefit and perceived benefit, or lack thereof, to us;

•
the opportunity costs of alternate transactions; and

•
the actual or apparent conflict of interest of the related person.

In the event that any member of the Audit Committee is not a disinterested member with respect to the related person transaction under review, that member will be excluded from the review and approval or rejection of such related party transaction. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If management becomes aware of a related party transaction that has not been previously approved, it will notify the Audit Committee of such transaction. The Audit Committee will review the transaction and, based on its review, will: (i) if the transaction is ongoing, (a) ratify the transaction; (b) direct that we terminate the transaction; or (c) ratify the transaction subject to any changes or modifications that it deems appropriate (taking into consideration our contractual obligations); or (ii) if the proposed transaction has been completed, (a) ratify the transaction; (b) direct that we rescind the transaction (taking into consideration our contractual obligations); and/or (c) direct that we take any other action which it deems appropriate in the circumstances. As further discussed below under the heading “Certain Relationships and Related Party Transactions”, since January 1, 2021, there have not been, nor are there currently proposed, any related party transactions under our policy.

DIRECTOR COMPENSATION
Non-Employee Director Compensation
Our Board has adopted a Non-Employee Director Compensation Policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our non-employee directors during 2021.
Name of Non-Employee Director	Fee Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Warren D. Cooper, MB, BS, BSc, MFPM(3)	80,000	22,200	24,664	126,864
John P. Butler(3)	52,000	22,200	24,664	98,864
William J. Federici(3)	60,000	22,200	24,664	106,864
Daniel L. Kisner, M.D.(3)	55,000	22,200	24,664	101,864
Kenneth I. Moch(3)	57,000	22,200	24,664	103,864
Pamela Stephenson(3)	50,000	22,200	24,664	96,864

(1)
This amount reflects the aggregate grant date fair value of restricted stock awards computed in accordance with FASB accounting standards codification (“ASC Topic 718”). The restricted stock awards will fully vest on the earlier of (i) the one-year anniversary of the date of grant and (ii) the day before the Company’s 2022 annual meeting of stockholders.

(2)
Reflects the grant date fair value determined in accordance with ASC Topic 718. The assumptions made in these valuations are included in Note 8 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(3)
As of December 31, 2021, (i) Mr. Butler had stock options to purchase 87,500 shares of our common stock, (ii) each of Drs. Cooper and Kisner had stock options to purchase 117,500 shares of our common stock, (iii) Mr. Federici had stock options to purchase 125,365 shares of our common stock, (iv) Mr. Moch had stock options to purchase 129,555 shares of our common stock, and (v) Ms. Stephenson had stock options to purchase 72,500 shares of our common stock. As of December 31, 2021, each of our non-employee directors also had 5,000 restricted shares of our common stock, which vest upon the earlier of August 3, 2022 or the day before the Company’s 2022 annual meeting of stockholders.

Pursuant to our Non-Employee Director Compensation Policy, effective as of January 1, 2022, each non-employee director shall receive an annual cash retainer of $40,000, an annual grant of 7,500 stock options and an annual grant of 5,000 restricted stock awards. The number of shares subject to the annual grants of options and restricted stock awards may be adjusted to meet a minimum threshold of $60,000 in value, with options to restricted shares awarded on a 1.5:1 basis. The number of options will be calculated using the Black-Scholes valuation and the number of restricted shares calculated using the closing sales price of our common stock on the applicable grant date.
The lead independent director will receive an additional annual retainer of $30,000. The following table depicts the additional cash retainers for our non-employee directors who serve on committees of our Board during 2021 and 2022:

Position	Additional Cash Retainer in 2021 ($)	Additional Cash Retainer in 2022 ($)
Audit Committee
Chair	20,000	20,000
Member	10,000	10.000
Compensation Committee
Chair	15,000	15,000
Member	7,000	7,500
Nominating and Corporate Governance Committee
Chair	10,000	10.000
Member	5,000	5,000
Under our Non-Employee Director Compensation Policy, our non-employee directors may elect to receive stock options in lieu of quarterly cash payments, which will be valued in accordance with Black-Scholes valuation method. Any option granted to our non-employee directors in lieu of cash compensation will vest in full on the date of grant. Our directors are also entitled to reimbursement for reasonable travel and lodging expenses for attending Board and committee meetings.

EXECUTIVE COMPENSATION
Our Compensation Committee is focused on designing a compensation program that attracts, retains, and incentivizes talented executives, motivates them to achieve our key financial, operational, and strategic goals, and rewards them for superior performance. It is also focused on ensuring that our compensation program aligns our executive officers’ interests with those of our stockholders by rewarding their achievement of specific corporate and individual performance goals.
As a smaller reporting company, we have elected to comply with reduced compensation disclosure requirements permitted by the Securities and Exchange Commission. As a result, we have not included a compensation discussion and analysis section discussing the compensation of our executive officers.
The following tables summarize information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our named executive officers during 2021 and 2020. Our named executive officers include Armando Anido, our chief executive officer, Terri B. Sebree, our president, and James E. Fickenscher, our chief financial officer and vice president, corporate development.
Summary Compensation Table
The following table summarizes the total compensation paid to or earned by each named executive officer for 2021 and 2020.
Name and Principal Position	Year	Salary ($)	Non-equity incentive plan compensation ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Armando Anido	2021	603,000	379,675	772,643	446,472	10,685	2,212,475
Chairman of the Board and CEO	2020	585,265	263,369	—	580,674	10,542	1,439,850
Terri B. Sebree	2021	464,409	288,933	537,000	303,409	10,685	1,604,436
President	2020	450,883	209,660	—	428,858	10,542	1,099,943
James E. Fickenscher	2021	422,230	175,127	372,320	215,145	10,663	1,195,485
CFO and VP, Corporate Development	2020	409,932	129,129	—	303,775	10,520	853,356

(1)
The 2021 amount represents performance cash bonuses earned in 2021 and paid in February 2022. The 2020 amount represents performance cash bonuses earned in 2020 and paid in January 2021.

(2)
This amount reflects the aggregate grant date fair value of restricted stock awards computed in accordance with ASC Topic 718. Fifty percent of the restricted stock awards reflected in this column will fully vest on January 21, 2023, subject to continued employment with us through the applicable vesting date. The remaining restricted stock awards will fully vest subject to the achievement of certain performance criteria.

(3)
This amount reflects the aggregate grant date fair value of stock options computed in accordance with ASC Topic 718.

(4)
This amount reflects (a) for the year ended December 31, 2021, (i) payments for life and long term disability insurance for each of Mr. Anido, Ms. Sebree and Mr. Fickenscher in the amounts of $4,943, $4,943, and $4,921, respectively, and (ii) contributions to 401(k) plans for each of Mr. Anido, Ms. Sebree and Mr. Fickenscher in the amounts of $5,742 each and (b) for the year ended December 31, 2020, (i) payments for life and long term disability insurance for each of Mr. Anido, Ms. Sebree and Mr. Fickenscher in the amounts of $4,899, $4,899, and $4,877, respectively, and (ii) contributions to 401(k) plans for each of Mr. Anido, Ms. Sebree and Mr. Fickenscher in the amounts of $5,643 each.

Peer Group and the Use of Market Data
While the Company does not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the Committee considers in determining appropriate levels of compensation and ensuring that our compensation practices are competitive in the marketplace. In order to evaluate the level of compensation for our named executive officers for 2021, the Committee, using information provided by Arnosti Consulting, established a peer group of publicly traded, national, and regional companies in the biopharmaceutical and biotechnology industries (the “Peer Group”) that generally:
•
are similar to the Company in terms of one or more of the following: size (i.e., employee headcount, market capitalization, etc.), stage of development for primary products and business models;

•
have named executive officer positions that are comparable to the Company’s in terms of breadth, complexity, and scope of responsibilities; and

•
compete with the Company for employee talent.

In August 2020, our Compensation Committee approved the 2020 Peer Group. The 2020 Peer Group, which the Committee used when making determinations for our 2021 performance cash bonuses, long term equity incentive awards and 2021 base salary, consisted of the following 28 peer companies, which had market capitalization ranging from approximately $31 million to $890 million and under 165 employees:
Abeona Therapeutics	Chiasma, Inc.	Ocular Therapeutics, Inc.
Adamas Pharmaceuticals, Inc.	Concert Pharmaceuticals, Inc.	Otonomy, Inc.
Alimera Sciences, Inc	Corbus Pharmaceuticals, Inc.	Ovid Therapeutics Inc.
Ardelyx, Inc	Cymabay Therapeutics	Rigel Pharmaceuticals
Assembly Biosciences, Inc	Five Prime Therapeutics	Seres Therapeutics, Inc.
Athersys, Inc.	Geron Corp.	Syros Pharmaceuticals, Inc.
Biocryst Pharmaceuticals, Inc.	Glycomimetics, Inc.	Trevena
Calithera Biosciences	Marinus Pharmaceuticals	Ziopharm Oncology, Inc.
Cara Therapeutics, Inc.	Medicinova Inc.
Catabasis Pharmaceuticals, Inc.	Minerva Neurosciences, Inc.
In August 2021, the Committee approved the 2021 Peer Group. The 2021 Peer Group, which the Committee used when making determinations for our 2021 performance cash bonuses, long term equity incentive awards and 2022 base salary, consisted of the following 23 peer companies, which had market capitalization ranging from approximately $43 million to $1.56 billion and under 182 employees:
Abeona Therapeutics	Concert Pharmaceuticals, Inc.	Minerva Neurosciences, Inc.
Acelrx Pharmaceutical	Corbus Pharmaceuticals, Inc.	Ocular Therapeutics, Inc.
Ardelyx, Inc	Cymabay Therapeutics	Otonomy, Inc.
Assembly Biosciences, Inc	Geron Corp.	Ovid Therapeutics Inc.
Athersys, Inc.	Glycomimetics, Inc.	Relmada Therapeutic
Calithera Biosciences	Lipocine Inc.	Syros Pharmaceuticals, Inc.
Cara Therapeutics, Inc.	Marinus Pharmaceuticals, Inc.	Ziopharm Oncology, Inc.
Catabasis Pharmaceuticals, Inc.	Medicinova
Elements of Compensation
2021 Base Salaries
In January 2021, our Compensation Committee set the 2021 annual base salaries for each of Mr. Anido, Ms. Sebree and Mr. Fickenscher, which represented an increase of 3% above Mr. Anido’s, Ms. Sebree’s and

Mr. Fickenscher’s 2020 base salaries. The 2021 annual base salaries for each of Mr. Anido, Mr. Fickenscher and Ms. Sebree are set forth in the “Summary Compensation Table” above.
Performance Cash Awards
Each named executive officer is eligible for a non-equity incentive compensation award (or performance bonus) based upon the achievement of certain corporate performance goals and objectives and individual performance, with the exception of our chief executive officer, whose performance bonus is based solely on the achievement of corporate goals and objectives.
Annual performance bonuses to executive officers are set based on a percentage of the executive officer’s base salary as of the end of the bonus year and are generally paid out in the first quarter of the following year. Target levels for executive performance bonuses are based on the employment agreements with those executives as discussed in “Employment Agreements” below. At the beginning of each year, our Compensation Committee together with our Board establishes corporate goals and objectives for such year. These goals and objectives and the proportional weight given to each are determined after considering management input and our overall strategic objectives. The goals generally focus on clinical development, business development and financial and operational goals. In addition, our Compensation Committee takes into consideration the recommendations of its independent compensation consultant and the Peer Group data they provide. With respect to our chief executive officer, 100% of any annual performance bonus is based on the achievement of corporate goals and objectives. Annual performance bonuses to our other named executive officers are based 75% upon the achievement of corporate goals and objectives and 25% upon the achievement of individual goals and objectives.
In determining the amount of performance bonus awards, our Compensation Committee determines the level of achievement of the corporate goals for each year. In determining the individual component of each named executive’s bonus award, our Compensation Committee will consider a number of factors, including an assessment of each of the named executive officer’s individual goals, an analysis of the officer’s overall performance of his or her duties during the year and input and specific recommendations from our chief executive officer regarding the performance of each executive officer other than himself. These achievement levels are used to determine each named executive officer’s bonus. In January 2021, our Compensation Committee determined that the individual achievement factor for Mr. Anido, Ms. Sebree and Mr. Fickenscher was 75%, 85% and 90%, respectively, and that the corporate achievement factor was 75%. The bonuses paid to our named executive officers for 2021 are set forth in the “Summary Compensation Table” above.
Equity Compensation
In January 2021, our Compensation Committee awarded stock options to Mr. Anido, Ms. Sebree and Mr. Fickenscher for 161,867 shares, 110,000 shares and 78,000 shares, respectively. All of these stock options vest as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal quarterly installments over the ensuing twelve quarters, subject to the executive officer’s continued employment or service with us on the vesting date. The stock options are also subject to accelerated vesting in certain circumstances.
In January 2021, our Compensation Committee also awarded restricted stock awards, subject to time-based vesting, to Mr. Anido, Ms. Sebree and Mr. Fickenscher for 107,911 shares, 75,000 shares and 52,000 shares, respectively. The restricted stock awards will fully vest on January 21, 2023, subject to each individual’s continued employment with us through the applicable vesting date. In January 2021, our Compensation Committee also awarded performance-based restricted stock awards to Mr. Anido, Ms. Sebree and Mr. Fickenscher for 107,911 shares, 75,000 shares and 52,000 shares, respectively, each of which vest subject to achievement of certain performance criteria. All of these restricted stock awards are also subject to accelerated vesting in certain circumstances.

For additional discussion, please see “Potential Payments upon Termination or Change of Control” below.
Employee Benefits and Perquisites
Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally. We also provide our named executive officers and other employees with term life insurance and disability insurance at our expense. Our named executive officers are also eligible to participate in our 401(k) retirement plan. In 2021, we matched 33% of employee (including executive officers) contributions up to 6% of salary, subject to IRS limits. We do not provide our named executive officers with any other perquisites or other personal benefits.
No Tax Gross-Ups
We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our company.
Employment Agreements
We have entered into employment agreements with each of our named executive officers, as amended, that provide for a base salary, an annual performance bonus and certain separation benefits described under the heading “Potential Payments upon Termination or Change of Control.”
Each of our named executive officers is eligible for an annual performance bonus which is set as a percentage of base salary based upon the achievement of certain individual and/or corporate performance goals. The target bonus for each of Mr. Anido and Ms. Sebree is 60% of base salary, and for Mr. Fickenscher is 40% of base salary.
Our named executive officers are entitled to participate in all of our retirement and group welfare plans available to our senior level executives as a group or our employees generally, subject to the terms and conditions applicable to such plans. Further, each such person’s employment agreement contains standard confidentiality and assignment of inventions provisions, employee non-solicitation covenants and post-employment non-compete provisions for, in the case of Mr. Anido 18 months, and in the case of Ms. Sebree and Mr. Fickenscher 12 months.
Potential Payments upon Termination or Change of Control
If any of our named executive officers’ employment is terminated by us without “cause” or a named executive officer resigns for “good reason,” as such terms are defined in their respective employment agreements, then, subject to his or her execution and delivery of a general release of claims and compliance with all the terms and provisions of his or her employment agreement that survive the executive’s termination of employment, such person shall be entitled to (i) receive continuation of his or her then current base salary for a period of, in the case of Mr. Anido, 18 months, and in the case of Ms. Sebree and Mr. Fickenscher, 12 months; (ii) continued medical and dental benefits for, in the case of Mr. Anido, 18 months, and in the case of Ms. Sebree and Mr. Fickenscher, 12 months, in each case at the same premium rates charged to active employees; and (iii) vesting of all outstanding unvested stock options and other equity-based awards that would have vested had the named executive officer remained employed for 12 months following the date of termination of employment shall become fully vested and exercisable (to the extent applicable) as of the date of such termination of employment.
If any of our named executive officers’ employment is terminated by us without “cause” or a named executive officer resigns for “good reason,” as such terms are defined in their respective employment agreements, within the 90 day period preceding a “change of control,” or on or within 12 months following a “change of control,” then, subject to his or her execution and delivery of a general release of claims and compliance with all the terms and provisions of his or her employment agreement that survive the executive’s termination of employment, such person shall be entitled to: (i) receive continuation of his or her base salary for a period of, in the case of Mr. Anido, 24 months, and in the case of Ms. Sebree and Mr. Fickenscher, 18 months; (ii) continued medical and dental benefits for, in the case of Mr. Anido, 24 months, and in the case of Ms. Sebree and Mr. Fickenscher, 18 months, in each case at the same premium rates charged to active employees; and (iii) 100% of all outstanding unvested stock options and other equity-based awards shall become fully vested and exercisable (to the extent applicable) as of the date of such termination of employment.
In addition, (i) such person’s outstanding vested stock options and other equity-based awards (after giving effect to the vesting acceleration described in the preceding clause) shall remain exercisable until the earlier of (x) three years following such termination of employment or, if earlier, (y) until the stated expiration of the stock option or other equity-based award; and (ii) (A) in the case of Mr. Anido and Ms. Sebree, if such change in control results in net proceeds per share of capital stock to investors in excess of $4.24, such person shall receive a payment equal to such person’s target annual bonus, or (B) in the case of Mr. Fickenscher, he shall receive a payment equal to his target annual bonus.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information concerning unexercised stock options and stock awards that have not vested for each of the named executive officers as of December 31, 2021:
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Armando Anido	10/02/2014	292,553	—	3.98	10/02/2024	—	—
	08/04/2015	396,678	—	14.00	08/04/2025	—	—
	01/25/2017	125,000	—	18.22	01/25/2027	—	—
	01/11/2018	75,938	5,062	11.71	01/11/2028	—	—
	01/24/2019	110,000	50,000	3.65	01/24/2029	—	—
	01/30/2020	71,085	91,395	5.05	01/30/2030	—	—
	01/21/2021	—	161,867	3.58	01/21/2031	—	—
	01/21/2021	—	—	—	—	107,911(3)	310,784
	01/21/2021	—	—	—	—	107,911(4)	310,784
Terri B. Sebree	10/02/2014	146,276	—	3.98	10/02/2024	—	—
	08/04/2015	201,981	—	14.00	08/04/2025	—	—
	01/25/2017	75,000	—	18.22	01/25/2027	—	—
	01/11/2018	41,175	2,745	11.71	01/11/2028	—	—
	01/24/2019	82,500	37,500	3.65	01/24/2029	—	—
	01/30/2020	52,500	67,500	5.05	01/30/2030	—	—
	01/21/2021	—	110,000	3.58	01/21/2031	—	—
	01/21/2021	—	—	—	—	75,000(3)	216,000
	01/21/2021	—	—	—	—	75,000(4)	216,000
James E. Fickenscher	09/13/2016	150,000	—	10.23	09/13/2026	—	—
	01/25/2017	31,350	—	18.22	01/25/2027	—	—
	01/11/2018	63,281	4,219	11.71	01/11/2028	—	—
	01/24/2019	60,568	27,531	3.65	01/24/2029	—	—
	01/30/2020	37,188	47,812	5.05	01/30/2030	—	—
	01/21/2021	—	78,000	3.58	01/21/2031	—	—
	01/21/2021	—	—	—	—	52,000(3)	149,760
	01/21/2021	—	—	—	—	52,000(4)	149,760

(1)
25% of the option vests upon the first anniversary of the grant date. The remainder of the option vests in 12 equal quarterly installments thereafter, subject to continued employment with us.

(2)
The market value of shares of restricted stock that have not vested is based on the number of unvested shares of restricted stock outstanding multiplied by the closing price of our common stock on December 31, 2021.

(3)
The restricted stock awards will fully vest on January 21, 2023, subject to continued employment with us through the applicable vesting date.

(4)
The restricted stock awards will fully vest subject to the achievement of certain performance criteria.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock by (i) each of our directors and director nominees, (ii) each of our named executive officers named in the Summary Compensation Table under “Executive Compensation,” (iii) all our directors, director nominees and executive officers as a group, and (iv) each person or group known by us to own more than 5% of our common stock The percentages reflect beneficial ownership, as determined in accordance with the SEC’s rules, as of April 1, 2022 and are based on 43,505,248 shares of common stock outstanding as of April 1, 2022. Except as noted below, the address for all beneficial owners in the table below is 80 W. Lancaster Avenue, Suite 300, Devon, PA 19333.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors and Executive Officers:
Armando Anido(2)	2,015,435	4.51%
Terri B. Sebree(3)	1,172,698	2.65%
James E. Fickenscher(4)	687,336	1.57%
John P. Butler(5)	90,000	*
Warren D. Cooper, MB, BS, BSc, MFPM(6)	115,000	*
William J. Federici(7)	122,865	*
Daniel L. Kisner, MD(8)	115,000	*
Kenneth I. Moch(9)	127,055	*
Pamela Stephenson(10)	70,000	*
All directors, director nominees and executive officers as a group (11 persons)(11)	4,902,435	10.54%
5% or more Stockholders
ETF Managers Group LLC(12)	3,526,304	8.11%

*
Represents less than 1% of the number of shares of our common stock outstanding as of April 1, 2022.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons listed in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon vesting of shares of restricted stock held by the respective person or group that will vest within 60 days of April 1, 2022 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of April 1, 2022.

(2)
Includes (a) 352,512 shares of common stock, (b) 1,167,209 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 402,369 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2022), (c) 455,822 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2022, (d) 26,595 shares of common stock held by TUA of Armando Anido and (e) 13,297 shares of common stock held by Nancy J. Anido Trust. TUA of Armando Anido and Nancy J. Anido Trust are controlled by Armando Anido, who has voting and dispositive power with respect to the shares of common stock held by the trusts.

(3)
Includes (a) 186,146 shares of common stock, (b) 666,552 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 275,625 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2022) and (c) 320,000 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2022.

(4)
Includes (a) 20,718 shares of common stock, (b) 392,618 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 232,331 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2022) and (c) 274,000 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2022.

(5)
Includes (a) 5,000 shares of common stock, (b) 80,000 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 7,500 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2022) and (c) 5,000 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2022

(6)
Includes (a) 110,000 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 7,500 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2022) and (b) 5,000 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2022.

(7)
Includes (a) 117,865 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 7,500 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2022) and (b) 5,000 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2022.

(8)
Includes (a) 110,000 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 7,500 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2022) and (b) 5,000 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2022.

(9)
Includes (a) 122,055 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 7,500 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2022) and (b) 5,000 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2022.

(10)
Includes (a) 65,000 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 7,500 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2022) and (b) 5,000 shares of restricted stock, all of which have voting rights and none of which are vested or will vest within 60 days of April 1, 2022.

(11)
Includes (a) 604,268 shares of common stock, (b) 2,989,345 shares of common stock issuable upon the exercise of options to purchase common stock (and excludes 1,322,066 shares of common stock issuable upon the exercise of options to purchase common stock that will not be vested within 60 days of April 1, 2022) and (c) 1,308,822 shares of restricted stock, all of which have voting rights and will not be vested within 60 days of April 1, 2022.

(12)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2022, ETF Managers Group LLC has sole voting and dispositive power of 3,526,304 shares of common stock, and the ETFMG Alternative Harvest ETF, a series of the ETF Managers Trust, which is managed on a discretionary basis by ETF Managers Group LLC, has the right or the power to direct the receipt of dividends, or the proceeds from the sale of, the common stock. The address of ETF Managers Group LLC is 30 Maple Street, Suite 2, Summit, New Jersey 07091.

Changes in Control
We are not aware of or a party to any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than equity and other compensation, termination, change of control and other arrangements, which are described under “Executive Compensation” and “Director Compensation,” respectively, since

January 1, 2020, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
INDEPENDENT AUDITORS AND RELATED FEES
Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Auditors
Our Audit Committee is responsible for appointing, approving fees and overseeing the working of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered accounting firm for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee, or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures.
Principal Accountant Fees and Services
The following table shows the aggregate fees paid or accrued by the Company to our independent auditor, KPMG LLP for the audit and other services provided in 2021 and 2020:
	2021	2020
Audit Fees	$386,250	$403,500
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	1,780	1,780
Total	$388,030	$405,280
Audit Fees.   Audit fees in 2021 and 2020 consist of $316,250 and $282,000, respectively, for fees billed for the audit of our annual financial statements and the review of the interim financial statements, as well as $70,000 and $121,500, respectively, for fees associated with registration statements, including our registration statements on Form S-8, as well as comfort letters, consents and review of documents filed with the SEC.
Audit-Related Fees.   We did not incur any audit-related fees from our independent auditors in 2021 or 2020.
Tax Fees.   We did not incur any tax fees by our independent auditor in 2021 or 2020.
All Other Fees.   Other fees in 2021 and 2020 consist of fees paid to access an online accounting research tool provided by our independent auditors.
REPORT OF THE AUDIT COMMITTEE
The following is the report of our Audit Committee with respect to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022 (the “Annual Report”). The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.
Our Audit Committee oversees our financial reporting process on behalf of our Board. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with accounting principles generally accepted in the United States of America.

Review and Discussions with Management and Independent Accountants
The Audit Committee reviewed and discussed the audited financial statements with management of the Company. The Audit Committee also met with KPMG LLP to review the financial statements included in the Annual Report. The Audit Committee discussed with a representative of KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, as amended, “Communication with Audit Committees.” In addition, the Audit Committee met with KPMG LLP, with and without management present, to discuss the overall scope of KPMG LLP’s audit, the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and the letter from KPMG LLP required by Rule 3526 of the PCAOB, Communication with Audit Committee Concerning Independence, and has discussed with KPMG LLP its independence, and satisfied itself as to the independence of KPMG LLP.
Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2021 be included in the Company’s Annual Report and filed with the SEC.
Audit Committee:
William J. Federici, Chair
Warren D. Cooper
Kenneth I. Moch

PROPOSALS TO BE VOTED ON
PROPOSAL ONE: ELECTION OF DIRECTORS
At the Annual Meeting, our stockholders will vote on the election of seven (7) director nominees named in this Proxy Statement as directors, each to serve until our 2023 Annual Meeting and until their respective successors are elected and qualified. Our Board has unanimously nominated each of our seven (7) existing directors for election to our Board at the Annual Meeting.
All of our nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as the Company may designate, unless a contrary instruction is indicated in the proxy.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF OUR DIRECTOR NOMINEES.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2022. Although stockholder approval for this appointment is not required, the Audit Committee and our Board are submitting the selection of KPMG LLP for ratification to obtain the views of stockholders and as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain KPMG.
Representatives of KPMG LLP are expected to be present at the Annual Meeting, and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

PROPOSAL THREE: APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are offering our stockholders an opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”) (commonly referred to as a “say-on-pay” vote). The say-on-pay vote gives you as a stockholder the opportunity to express your views regarding the compensation of our named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement. Our Board of Directors and our Compensation Committee value the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation elements and the overall program design, as it relates to our named executive officers. We will hold this vote on an annual basis.
Our Compensation Committee believes that the objectives of our executive compensation program, as it relates to our named executive officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, our Compensation Committee believes that our executive compensation program, as it relates to our named executive officers, achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance and promotes an alignment between the interests of our named executive officers and our stockholders. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers. This advisory vote is not intended to be limited or specific to any particular element of compensation, but rather to cover the overall compensation of our named executive officers and the compensation policies and practices described in this Proxy Statement as it relates to our named executive officers.
Prior to casting your vote on this proposal, you are encouraged to read this Proxy Statement, and in particular the section entitled “Executive Compensation,” including the compensation tables and narrative discussion, for a more detailed discussion of our compensation philosophy, objectives and programs.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE, IN AN ADVISORY MANNER, FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OTHER MATTERS
The Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described in this Proxy Statement. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.
PROXY SOLICITATION
The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies on behalf of the board of directors for a fee of $15,000, plus reimbursement of reasonable expenses. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of common stock. The Company will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners.
STOCKHOLDER PROPOSALS AND NOMINEES FOR 2023 ANNUAL MEETING
Stockholders interested in submitting a proposal for consideration at our 2023 Annual Meeting must do so by sending the proposal to our Corporate Secretary at Zynerba Pharmaceuticals, Inc., 80 W. Lancaster Avenue, Suite 300, Devon, PA 19333. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2023 Annual Meeting is December 26, 2022. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2023 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary on or before December 26, 2022, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws. Any stockholder proposal received after December 26, 2022, will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.
Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, a nomination for director nominee(s) and/or notice of an item of business to be introduced at a stockholders’ meeting must be received by our Corporate Secretary at our principal executive offices not less than 90 days but not more than 120 days prior to the one-year anniversary of the date of the 2022 Annual Meeting (i.e., June 14, 2022) and must contain specified information concerning the director nominee(s) and/or the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2023 Annual Meeting, such a proposal must be received by the Company on or after February 14, 2023 but no later than March 16, 2023. If the date of the 2023 Annual Meeting is advanced or delayed by more than 25 days from the anniversary date of the 2022 Annual Meeting, notice must be received no later than the close of business on the 10th day following the day on which the public announcement of the date of such Annual Meeting is first made.
ANNUAL REPORT ON FORM 10-K
We filed an Annual Report on Form 10-K for the year ended December 31, 2021 on March 1, 2022 with the SEC. A copy of our Annual Report on Form 10-K will also be made available (without exhibits), free of charge, to interested stockholders upon written request to Zynerba Pharmaceuticals, Inc., 80 W. Lancaster Avenue, Suite 300, Devon, PA 19333, Attn: Corporate Secretary.

ANNUAL MEETING OF STOCKHOLDERS OF ZYNERBA PHARMACEUTICALS, INC. June 14, 2022 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20275/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20730300000000000000 9 061422 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 1. Election of Directors: O Armando Anido O John P. Butler O Dr. Warren D. Cooper O William J. Federici O Daniel L. Kisner, M.D. O Kenneth I. Moch O Pamela Stephenson 2. Ratification of appointment of KPMG LLP as Independent Registered Public Accounting Firm for the 2022 Fiscal Year. 3. Approval, on a non-binding advisory basis, of the compensation of our named executive officers as discussed in the Company’s Proxy Statement. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted in accordance with the recommendations of the Board of Directors. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: FOR AGAINST ABSTAIN

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 ZYNERBA PHARMACEUTICALS, INC. Proxy for Annual Meeting of Stockholders on June 14, 2022 Solicited on Behalf of the Board of Directors The undersigned hereby appoints James Fickenscher and Albert P. Parker as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of common stock of Zynerba Pharmaceuticals, Inc., held of record by the undersigned on April 18, 2022, at the Annual Meeting of Stockholders to be held virtually at https://web.lumiagm.com/236626312 (password: zyne2022) on June 14, 2022 or any postponement or adjournment thereof. (Continued and to be signed on the reverse side.)